UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011 (June 9, 2011)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices) (Zip code)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On June 9, 2011, Dr. Samuel Lynch, President and Chief Executive Officer of BioMimetic Therapeutics, Inc. (the “Company”), presented an update regarding corporate activities at the Jefferies Global Healthcare Conference.  The Company is furnishing a copy of the slide show presentation as Exhibit 99.1 to this Current Report on Form 8-K.

In addition to the materials presented in the slide show, Dr. Lynch provided an update regarding the regulatory process relating to the Company’s AugmentTM Bone Graft (“Augment”) product candidate for use as an alternative to autograft in hindfoot and ankle fusion procedures.  The Company has scheduled a meeting with the U.S. Food and Drug Administration (“FDA”) in July 2011 to discuss the next steps with respect to the Company’s Pre-Marketing Approval (“PMA”) application for Augment.  Subsequent to the meeting, the Company expects to receive a letter from the FDA in September 2011 containing follow-up information from the July meeting.  The Company expects to make a public announcement regarding any requirement or request made by the FDA in that letter.  The Company currently anticipates approval of Augment in early 2012 depending on the FDA’s requests or requirements, if any.  Although during the update at the Jefferies Conference the Company stated that it expected to have 400+ independent sales agents representing Augment at launch, the Company has modified this guidance and now expects to have up to 400 independent sales agents upon Augment launch.

Dr. Lynch’s presentation also included updates regarding certain of the Company’s other product candidates.  The Company has elected to place its spine fusion study and chronic tendinopathy study on hold until clarification from the FDA regarding regulatory matters.  With respect to the Company’s AugmentTM Injectable Bone Graft (“Augment Injectable”) candidate, between one-half and two-thirds of the proposed clinical study sites are under contract and have commenced patient enrollment.

Last, Dr. Lynch explained that the Company expects data from its Augment Injectable Canadian study to be available to the Company in the second half of 2011 and the Company plans to release the data to the public in either the second half of 2011 or in early 2012.  Data from the pilot study of Company’s AugmentTM Rotator Cuff Graft is expected to be released around the end of 2011 or the first quarter of 2012.  Finally, the Company anticipates a decision on the Augment regulatory approval in Australia in the second half of 2011.

A live audio webcast of the presentation is available at http://www.wsw.com/webcast/jeff60/bmti/ and on the Company's website at www.biomimetics.com.  The webcast will be accessible for a period of at least 30 days following the presentation.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1  Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name: Earl Douglas
Title: General Counsel

June 10, 2011